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                        Fischer-Watt Gold Company, Inc.
                    Computation of Earnings (Loss) Per Share
                      For the Year Ended January 31, 1997
                                                                                                         Twelve Months
                                                                                                             Ended
                                                                                                        January 31, 1997

Primary earnings(loss) per share
   Net loss for the period ............................................................................  $ (3,378,000)
  Common shares outstanding ...........................................................................    31,296,760
  Total options and warrants granted and unexercised (Note 3) .........................................    11,662,750
 Weighted average shares outstanding (Note 1) .........................................................    30,506,060
 Average market price per share .......................................................................  $       0.54
Primary earnings (loss) per share .....................................................................  $      (0.11)
Fully diluted earnings (loss) per share
  Net loss for the period .............................................................................  $ (3,378,000)
  Common shares outstanding ...........................................................................    31,296,760
 Total options and warrants granted and unexercised (Note 3) ..........................................    11,662,750
 Weighted average shares outstanding (Note 2) .........................................................    30,506,060
 Year-end market price per share ......................................................................  $       0.56
Fully diluted earnings (loss) per share ...............................................................  $      (0.11)
Note 1
  Shares outstanding at beginning of period ...........................................................    22,537,160
 Weighted average shares issued during the period .....................................................     7,968,900
 Dilutive effect of options and warrants based on average
    market price per share ............................................................................       -0-
                                                                                                         ------------
 Weighted average shares outstanding ..................................................................    30,506,060
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Note 2
  Shares outstanding at beginning of period ...........................................................    22,537,160
 Weighted average shares issued during the period .....................................................     7,968,900
 Dilutive effect of options and warrants based on average
    market price per share ............................................................................       -0-
 Additional dilute effect of options and warrants based
    on year-end market price ..........................................................................       -0-
                                                                                                          -----------
 Weighted average shares outstanding ..................................................................    30,506,060
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Note 3
  Options and warrants outstanding at beginning of year ...............................................     6,146,750
 Options and warrants issued ..........................................................................     5,530,000
 Options and warrants expired .........................................................................       (14,000)
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 Options and warrants outstanding at end of year ......................................................    30,506,060
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